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                                                                       Exhibit l

                       [Debevoise & Plimpton Letterhead]

                                                                  March 25, 1997


The Korea Fund, Inc.
345 Park Avenue
New York, New York  10154


                              The Korea Fund, Inc.
                       Registration Statement on Form N-2

Ladies and Gentlemen:

            We have acted as counsel for The Korea Fund, Inc., a Maryland corporation (the "Fund"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") of a Registration Statement on Form N-2 (File Nos. 333-22595 and 811-4058) (the "Registration Statement"), relating to the issuance of transferable rights (the "Rights") for the purchase of shares of common stock of the Fund, par value $.01 per share (the "Shares").

            In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates and other instruments and have made such other investigations as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.


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The Korea Fund, Inc.                   2                         March 25, 1997


            We are of the opinion that the Shares have been duly authorized for issuance and, when issued and paid for pursuant to the terms set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

            We consent to the filing of this opinion as an Exhibit to Amendment No. 19 to the Registration Statement and to the reference to us under the heading "Validity of the Shares" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or Rules and Regulations of the Commission thereunder.


                                          Very truly yours,


                                          Debevoise & Plimpton